UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Core Laboratories N.V.
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Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on 5/28/08. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The following materials are available for view: Notice and Proxy Statement and Annual Report To view this material, please visit: www.proxydocs.com/clb If you want to receive a paper or e-mail copy of the above listed documents you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below on or before 5/14/08. To request material: Internet : www.proxyvote.com Telephone : 1-800-579-1639 **Email : sendmaterial@proxyvote.com **If requesting material by e-mail please send a blank e-mail with the 12-digit Control# (located on the following page) in the subject line. Requests, instructions and other inquiries will NOT be forwarded to your investment advisor. CORE LABORATORIES N.V. To vote now by Internet, go to WWW.PROXYVOTE.COM. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. CORE LABORATORIES N.V. Have your notice in hand when you access the web site C/O AMERICAN STOCK TRANSFER and follow the instructions. 59 MAIDEN LANE/ATTN: DONNA ANSBRO NEW YORK, NY 10007 ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the Meeting you will need to request a ballot to vote these shares. R1CRB1

Meeting Location The Annual Meeting for holders as of 4/3/08 is to be held on 5/28/08 at 10:30 a.m. at: Nauta Dutilh N.V. Strawinskylaan 1999 1077 XV, Amsterdam, The Netherlands Meeting Directions For directions to the Annual Meeting please call: 713-328-2105 R1CRB2

Voting items The Board of Directors recommends a vote FOR all proposals. 1. Election of Supervisory Directors. 1a. David M. Demshur 1b. Rene R. Joyce 1c. Michael C. Kearney 2. Confirmation and adoption of Dutch Statutory Annual Accounts for the year ended December 31, 2007. 3. Approve and resolve the cancellation of our repurchased shares up to the date of our annual meeting. 4. Approve and resolve the cancellation of 5% of our issued share capital, if purchased from time to time during the 18-month period from the date of the annual meeting until November 28, 2009. 5. Approve and resolve the extension of authority of Management Board to repurchase up to 10% of the issued share capital of the Company until November 28, 2009. 6. Approve and resolve the extension of authority of Supervisory Board to issue shares and/or to grant rights (including options to purchase) with respect to our common and/or preference shares until May 28, 2013. 7. Approve and resolve the extension of authority of Supervisory Board to limit or eliminate preemptive rights of holders of common shares and/or preference shares until May 28, 2013. 8. Ratification of appointment of PricewaterhouseCoopers as the Company’s independent public accountants for the year ended December 31, 2008. R1CRB4 NOTE: Such other business as may properly come before the meeting or any adjournment thereof shall be voted in accordance with the discretion of the attorneys and proxies appointed hereby.

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